Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Jack McCarthy, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain North American Ski Season Metrics for the Season-to-Date Period Ended April 20, 2025
BROOMFIELD, Colo. - April 24, 2025 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through April 20, 2025, and for the prior year period through April 21, 2024. The reported ski season metrics are for the Company’s North American destination mountain resorts and regional ski areas, excluding the results of the Australian and European resorts and ski areas in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 3.1% compared to the prior year season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 3.4% compared to the prior year season-to-date period.
•Season-to-date ski school revenue was up 2.7% and dining revenue was up 2.2% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was down 4.0% compared to the prior year season-to-date period.
Reflecting on the winter season-to-date metrics, Kirsten Lynch, Chief Executive Officer said, “As the 2024/2025 North American winter season nears completion, our overall results highlight the stability provided by our season pass program, our investments in the guest experience, and the strong execution of our teams across all of our mountain resorts. Season-to-date visitation across the Company’s 37 North American mountain resorts reflects the benefit of improved conditions, offset by the expected continued industry demand normalization. Destination visitation among pre-committed passholder guests improved as expected in March and April; however, visitation from lift ticket guests was below expectations. Although visitation declined, lift revenue increased compared to the prior year period, driven by the growth in season pass revenue committed ahead of the season. Ancillary spend per destination guest visit showed continued strength across our ski school and dining businesses, while overall revenue growth in our ancillary businesses was impacted by the lower mix of destination visitation. Overall, the results throughout the 2024/2025 North American ski season demonstrate the resiliency of our strategic business model and our network of resorts and loyal guests.”
Regarding the outlook for fiscal 2025, Lynch said, “As a result of the lower than expected lift ticket visitation in the spring period, the Company currently expects Resort Reported EBITDA for fiscal 2025 to be in the lower half of the guidance range issued on March 10, 2025. The Company’s focus on its Resource Efficiency Transformation plan and strong cost discipline is expected to partially mitigate the impacts from the lower visitation.”
Commenting on spring season North American pass sales, Lynch noted, “Our attention is turning to the 2025/2026 season, with spring pass sales underway. The first pass deadline occurred on April 13, 2025, amid significant macroeconomic volatility, and it is currently unknown what, if any, impact that had on early pass decision making. Pass product units were down slightly, while sales dollars grew versus prior year through the April sales deadline, and renewals among our most loyal, tenured pass holders were up significantly from the prior period. The April sales deadline only impacts a portion of our pass holders that are eligible for buddy ticket benefits. We will have more to share in our third quarter earnings release in June 2025.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2025 North American season pass revenue compared to fiscal 2024 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.
Forward-Looking Statements
Certain statements discussed in this press release and on the conference call, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including the statements regarding fiscal 2025 performance and the assumptions related thereto, including, but not limited to, our expected Resort Reported EBITDA; our expectations regarding weather and economic conditions, and their potential impact on our business; our expectations related to our season pass products; our expectations regarding our ancillary lines of business; our expectations related to guest behavior, patterns, mix, and visitation, and their anticipated impacts on our business; and our expectations regarding our resource efficiency transformation plan. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to risks related to a prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries and our business and results of operations; risks associated with the effects of high or prolonged inflation, elevated interest rates and financial institution disruptions; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the ultimate amount of refunds that we could be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences, discretionary spending habits; risks related to travel and airline disruptions, and other adverse impacts on the ability of our guests to travel; risks related to interruptions or disruptions of our information technology systems, data security or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; our ability to acquire, develop and implement relevant technology offerings for customers and partners; the seasonality of our business combined with adverse events that may occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures, or accurately identify the need for, or anticipate the timing of certain capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to resource efficiency transformation initiatives; risks related to federal, state, local and foreign government laws, rules and regulations, including environmental and health and safety laws and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products, properties and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; our ability to successfully launch and promote adoption of new products, technology, services and programs; risks related to our workforce, including increased labor costs, loss of key personnel and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; risks related to labor disruptions or strikes from labor unions representing certain of our employees; our ability to successfully integrate acquired businesses, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe, or that acquired businesses may fail to perform in accordance with expectations; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; risks related to scrutiny and changing expectations regarding our environmental, social and governance practices and reporting; risks associated with international operations, including fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations or interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future litigation and legal claims; changes in accounting judgments and estimates, accounting principles, policies or guidelines; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which was filed on September 26, 2024.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.